UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

Oil States International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16337	76-0476605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center, 333 Clay Street, Suite 4620 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 652-0582

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On December 18, 2012, Oil States International, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”), among the Company, certain subsidiary guarantors named therein (the “Guarantors”) and RBC Capital Markets, LLC (the “Initial Purchaser”), pursuant to which the Company agreed to issue and sell to the Initial Purchaser $400,000,000 in aggregate principal amount of the Company’s 5 1/8% senior unsecured notes due 2023 (the “Notes”). The Notes were sold at par, and resulted in net proceeds to the Company of approximately $395.4 million.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Indenture

On December, 21, 2012, in connection with the issuance of the Notes, the Company entered into an Indenture (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

On December 21, 2012, the Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act. The Notes were resold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes will mature on January 1, 2023, and interest is payable on the Notes semi-annually in arrears on each January 15 and July 15, commencing July 15, 2013. The Notes are guaranteed on a senior unsecured basis by the Guarantors.

At any time prior to January 15, 2016, the Company may redeem up to 35% of the Notes at a redemption price of 105.125% of the principal amount, plus accrued and unpaid interest to the redemption date, with the proceeds of certain equity offerings. Prior to January 15, 2018, the Company may redeem some or all of the notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium and accrued and unpaid interest to the redemption date. On and after January 15, 2018, the Company may redeem some or all of the notes at redemption prices (expressed as percentages of principal amount) equal to 102.563% for the twelve-month period beginning on January 15, 2018, 101.708% for the twelve-month period beginning January 15, 2019, 100.854% for the twelve-month period beginning January 15, 2020 and 100.00% beginning on January 15, 2021, plus accrued and unpaid interest to the redemption date.

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt; (ii) pay distributions on, redeem or repurchase, equity interests; (iii) make certain investments; (iv) incur liens; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants are subject to a number of important exceptions and qualifications. If at any time when the Notes are rated investment grade by either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of such covenants will terminate and the Company and its subsidiaries will cease to be subject to such covenants.

The Indenture contains customary events of default, including, but not limited to:

•	default in any payment of interest on any Note when due, continued for 30 days;

•	default in the payment of principal of or premium, if any, on any Note when due;

•	failure by the Company to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

•

payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries (as defined in the Indenture) in the aggregate principal amount of $35.0 million or more;

•

certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

•

failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay certain final judgments aggregating in excess of $35.0 million within 60 days; and

•	any guarantee of the Notes by a Guarantor ceases to be in full force and effect, is declared null and void in a judicial proceeding or is denied or disaffirmed by its maker.

A copy of the Indenture is filed as Exhibits 4.1 to this Form 8-K and is incorporated herein by reference. The description of the Indenture is a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchaser, dated December 21, 2012. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the Notes. The Company and the Guarantors will use commercially reasonable efforts to cause the exchange to be completed within 365 days after the issuance of the Notes. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01 Other Events

On December 18, 2012, the Company issued a press release announcing its commencement of its offering of the Notes. A copy of the Company’s press release is filed as Exhibit 99.1 to this current report on Form 8-K pursuant to Rule 135c under the Securities Act.

On December 18, 2012, the Company issued a press release announcing the pricing of the Notes. A copy of the Company’s press release is filed as Exhibit 99.2 to this current report on Form 8-K pursuant to Rule 135c under the Securities Act.

Neither of these press releases shall constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture dated as of December 21, 2012 among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee.

4.2	Registration Rights Agreement dated as of December 21, 2012 among the Company, the Guarantors and RBC Capital Markets, LLC.

10.1	Purchase Agreement dated as of December 18, 2012 among the Company, the Guarantors and RBC Capital Markets, LLC.

99.1	Press Release, dated December 18, 2012, announcing the launch of the offering of the Notes.

99.2	Press Release, dated December 18, 2012, announcing the pricing of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.

	By:	/s/ Robert W. Hampton
Robert W. Hampton,
Senior Vice President, Accounting and Corporate Secretary
Dated: December 21, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture dated as of December 21, 2012 among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee.

4.2	Registration Rights Agreement dated as of December 21, 2012 among the Company, the Guarantors and RBC Capital Markets, LLC.

10.1	Purchase Agreement dated as of December 18, 2012 among the Company, the Guarantors and RBC Capital Markets, LLC.

99.1	Press Release, dated December 18, 2012, announcing the launch of the offering of the Notes.

99.2	Press Release, dated December 18, 2012, announcing the pricing of the Notes.